UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2013

SANDRIDGE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33784	20-8084793
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 Robert S. Kerr Avenue Oklahoma City, Oklahoma	73102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (405) 429-5500

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

The Board of Directors (the “Board”) of SandRidge Energy, Inc. (the “Company”), with the unanimous vote of its independent directors, is terminating the employment of Tom L. Ward. Mr. Ward has resigned from his position as the Company’s Chief Executive Officer and from the Board, all effective June 19, 2013. The termination of Mr. Ward’s employment is “without cause” under the terms of his employment agreement with the Company. In accordance with the terms of his employment agreement, he is entitled to: the vesting of 6,331,475 shares of previously granted restricted stock; a lump sum cash payment of $53.5 million, comprised of three times the average of his last three annual bonuses, his accrued vacation, and the value of the restricted stock that Ward would have received over the next three years if his employment with the Company had continued; and his current base salary to be paid for a period of 36 months.

(c)

The Board has named James Bennett, 44, as Chief Executive Officer and President of the Company, effective June 19, 2013.

Mr. Bennett has served as chief financial officer of the Company since January 2011 and was promoted to President in March 2013. Prior to joining SandRidge he was managing director for White Deer Energy, a private equity fund focused on the oil and gas industry. From 2006 to December 2009, Bennett was employed by GSO Capital Partners, where he served in various capacities in its energy group, including as a managing director. His prior experience also includes serving as chief financial officer of Aquilex Services Corp., a First Reserve portfolio company, and as an investment banker in the energy group of Donaldson, Lufkin & Jenrette (now Credit Suisse). He started his career at NationsBank.

Mr. Bennett graduated with a Bachelor of Business Administration degree with a major in finance from Texas Tech University in 1993. He has served on the board of directors of the general partner of Cheniere Energy Partners L.P. and PostRock Energy Corporation.

In connection with Mr. Bennett’s appointment, the Compensation Committee of the Board has approved of the following compensation package: (a) annual base salary of $800,000; (b) target annual incentive award of $880,000; (c) a target long term incentive grant of $3,500,000, half of which will be in the form of shares of restricted stock that vest ratably over four years and half of which will be in the form of performance units, the final payout with respect to which will be determined based on the Company’s relative total stockholder return measured against its peer group.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SANDRIDGE ENERGY, INC.
(Registrant)

Date: June 19, 2013	By:	/s/ Philip T. Warman
Philip T. Warman
Senior Vice-President and Corporate Secretary